UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2006

TUT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25291	94-2958543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6000 SW Meadows Drive, Suite 200

Lake Oswego, Oregon 97035

(Address of principal executive offices) (Zip Code)

(971) 217-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (18 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 1, 2006, Tut Systems, Inc. issued a press release announcing its preliminary earnings for the three months ended March 31, 2006. The press release, attached hereto as Exhibit 99.1, is being furnished with this current report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Election of Director

On May 1, 2006, Scott Spangenberg was appointed as Vice-President, Finance and Administration, Chief Financial Officer and Secretary of Tut Systems. Mr. Spangenberg, age 53, has served as Tut Systems’ Corporate Controller since April, 2003. Prior to that, Mr. Spangenberg served as the Corporate Controller and Chief Accounting Officer at Avant! Corporation, an international developer of software used for designing integrated circuits, a position he held from September 2000 through September 2002. Mr. Spangenberg has over 25 years of experience in finance and accounting and he has served as Chief Financial Officer or Corporate Controller at various public and private companies including Avant! Corporation, Communications Products Development Inc. and Cascade Corporation. Mr. Spangenberg earned a Bachelors of Science degree from Oregon State University, and an M.B.A. from the University of Portland. Mr. Spangenberg received his CPA in 1981.

Also on May 1, 2006, Randal K. Gausman, the Company’s former Chief Financial Officer, resigned from all of his positions with Tut Systems. Mr. Spangenberg’s appointment and Mr. Gausman’s resignation are discussed in the press release that is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit	Description

99.1	Press release of Tut Systems, Inc. issued on May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 4, 2006	By:	/s/ SCOTT SPANGENBERG
Scott Spangenberg, Vice-President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer and Duly Authorized Officer)

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Index to Exhibits

Exhibit	Description

99.1	Press release of Tut Systems, Inc. issued on May 1, 2006.

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